                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 7, 2002
                                                           ---------------



                           The Williams Companies, Inc.
                           ----------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                   1-4174                    73-0569878
          --------              ---------------           -------------------
      (State or other             (Commission              (I.R.S. Employer
      jurisdiction of             File Number)            Identification No.)
      incorporation)



    One Williams Center, Tulsa, Oklahoma                         74172
    ------------------------------------                         -----
    (Address of principal executive offices)                   (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 2.    Disposition of Assets.

           On March 7, 2002, The Williams Companies, Inc. (NYSE:WMB) reported it had signed a definitive agreement to sell its Kern River interstate natural gas pipeline business to a unit of MidAmerican Energy Holdings Company for $450 million in cash and assumption of $510 million in debt. The sale to MidAmerican, a member of Berkshire Hathaway Inc. family of companies, is expected to close by March 31, subject to bank consents and successful completion of Hart-Scott-Rodino review.

           Upon closing, Williams will receive $450 million in cash, subject to certain adjustments, and MidAmerican will assume $510 million in debt. MidAmerican will continue with scheduled expansions to the Kern River system. As a result of the sale, Williams' capital expenditure requirements will be reduced by approximately $1.26 billion over the next one and a half years.

Item 7.    Financial Statements and Exhibits.

           Williams files the following exhibit as part of this report:

           Exhibit 99.1 Copy of Williams' press release dated March 7, 2002, publicly announcing the matters reported herein.

           Pursuant to the requirements of the Securities Exchange Act of 1934, Williams has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE WILLIAMS COMPANIES, INC.


Date: March 7, 2002                 /s/ William G. von Glahn
                               ----------------------------------------------
                                    Name:  William G. von Glahn
                                    Title: Senior Vice President and General
                                           Counsel



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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

99.1              Copy of Williams' press release dated March 7, 2002, publicly announcing the matters reported herein.



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